SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2002

ADAPTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard, Milpitas, CA		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Item 5.        Other Events

On September 27, 2002, Adaptec, Inc. (“Adaptec”) entered into that certain Dell Supplier Master Purchase Agreement with Dell Products L.P. (“Dell”).  Dell was Adaptec’s largest customer in fiscal 2002, accounting for approximately 15% of Adaptec’s total revenues.  The Dell Supplier Master Purchase Agreement sets forth the terms and conditions under which Dell purchases products from Adaptec.  A copy of the Dell Supplier Master Purchase Agreement is filed as Exhibit 99.1 and incorporated herein by reference.

Item 7.        Financial Statements and Exhibits

(c)             Exhibits

                  The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1	Dell Supplier Master Purchase Agreement, dated as of September 27, 2002, by and between Adaptec and Dell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

Date: January 23, 2003	By:	/s/ Kenneth B. Arola
Kenneth B. Arola
Vice President and Corporate Controller
(principal accounting officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Dell Supplier Master Purchase Agreement, dated as of September 27, 2002, by and between Adaptec and Dell.